Exhibit 21.1

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

DIRECT AND INDIRECT SUBSIDIARIES

ENTITY NAME	JURISDICTION OF ORGANIZATION	SHAREHOLDER/MEMBER
FF Intelligent Mobility Global Holdings Ltd.	Cayman Islands	Faraday Future Intelligent Electric Inc.
Smart Technology Holdings Ltd. (f/k/a FF Global Holdings Ltd. (Cayman) and Florid Investment Ltd & Faraday&Future (Cayman) Limited)	Cayman Islands	FF Intelligent Mobility Global Holdings Ltd.
FFAI C10 Crypto and Bridging Holdings Inc.	Delaware	Faraday Future Intelligent Electric Inc.
FFAI C10 Treasury Asset Management LLC	Delaware	FFAI C10 Crypto and Bridging Holdings Inc.
FFAI C10 Treasury Operation LLC	Delaware	FFAI C10 Crypto and Bridging Holdings Inc.
FF Inc.	California	Smart Technology Holdings Ltd.
Faraday&Future Inc. (f/k/a LETV ENV INC.)	California	FF Inc.
Faraday SPE, LLC	California	Faraday&Future Inc
Faraday X aiEV Inc.	Delaware	Smart Technology Holdings Ltd.
Future AIHER AI Hybrid Extended-Range Electric Powertrain System Inc.	Delaware	Smart Technology Holdings Ltd.
Eagle Prop Holdco LLC	Delaware	FF Inc.
FF Equipment LLC	Delaware	Eagle Prop Holdco LLC
FF Sales Americas, LLC	Delaware	FF Inc.
FF ECO Sales Company, LLC	Delaware	FF Sales Americas, LLC
FF Manufacturing LLC	Delaware	FF Inc.
Faraday Finance Inc.	Delaware	Smart Technology Holdings Ltd.
FX Sales North America LLC	Delaware	Faraday X aiEV Inc.
FX ECO Sales California LLC	Delaware	FX Sales North America LLC
Faraday & Future Netherlands B.V.	Netherlands	FF Inc
FF Europe GmbH (f/k/a Blitz D15-350 GmbH)	Germany	Smart Technology Holdings Ltd.
FF Hong Kong Holding Limited	Hong Kong	Smart Technology Holdings Ltd.
Faraday X AIEV Hong Kong Holding Limited	Hong Kong	Faraday X aiEV Inc.
Faraday Future Middle East FZ-LLC	United Arab Emirates	Smart Technology Holdings Ltd.
FF Automotive (Zhuhai) Co., Ltd.	People’s Republic of China	FF Hong Kong Holding Limited
FF Automotive (Hubei) Co., Ltd.	People’s Republic of China	FF Hong Kong Holding Limited
FF Automotive (China) Co. Ltd.	People’s Republic of China	FF Hong Kong Holding Ltd. (95%), LeSEE Auto Technology (Beijing) Co., Ltd. (5%)
Ruiyu Automotive (Beijing) Co. Ltd.	People’s Republic of China	FF Automotive (China) Co. Ltd.
Shanghai Faran Automotive Technology Co. Ltd.	People’s Republic of China	FF Automotive (China) Co. Ltd. (99%), LeSee Zhile Technology (Beijing) Co., Ltd. (1%)
LeSee Automotive (Beijing) Co., Ltd.	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd.
Faraday & Future Auto Technology (Shanghai) Co., Ltd.	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd.

LeShare Internet Technology (Beijing) Co. Ltd.[1]	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd.
LeSEE Auto Technology (Beijing) Co., Ltd.	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd.
LeAutolink Intelligent Technology (Beijing) Co., Ltd.	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd.
LeSEE Automotive (Zhejiang) Co., Ltd.	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd.
Letv New Energy Automotive Technology (deqing) co., LTD	People’s Republic of China	LeSEE Automotive (Zhejiang) Co., Ltd.
Chengdu xinneng dianzhuang technology co., LTD	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd. (19.72%)[2], Yue Xian (32.08%), Liang Zhao (17.14%), Jiong Pan (11.43%)
Beijing Dianzhuang Technology co., LTD	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd. (19.7143%), Yue Xian (55.7408%), Beijing Xinneng Chuangzhan Investment Management Center (Limited) Partnership) (15.9735%), Nanning Yangliu Venture Capital Management Center (Limited Partnership) (8.5714%)

1.	LeShare Internet Technology (Beijing) Co. Ltd. previously owned 50% of Ledian Rental (Beijing) Co. Ltd. (“Ledian”) but later transferred that 50% interest to a transferee who did not make full payment for the transfer. The Company has attempted, but has been unable, to update the ownership information in the commercial registration for Ledian due to the transferee’s unresponsiveness. As a result, although Ledian has been removed from the Organizational Structure Chart, LeShare technically continues to own 50% of Ledian in the public records.
2.	Chengdu Xinneng Dianzhuang Technology Co., LTD is listed on the National Equities Exchange and Quotations in China. This schedule only lists the shareholders holding shares above 10%.